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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 24, 1998 on the consolidated financial statements of Interep National Radio Sales, Inc. and subsidiaries for the three years ended December 31, 1997 (and to all references to our Firm) included in or made part of this Form S-4.


ARTHUR ANDERSEN LLP

New York, New York
February 16, 1999